UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2006

VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)

(408) 232-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 25, 2006, VeriFone Holdings, Inc. (the “Registrant”) issued a press release announcing the appointment of Mr. Charles R. Rinehart to serve as a director until the Registrant’s next annual meeting of stockholders.

Mr. Rinehart served as Chairman and CEO of H. F. Ahmanson, a former Fortune 500 company and parent company of Home Savings of America, from 1993 to 1998 when it was sold to Washington Mutual Bank.  Mr. Rinehart has previously served as a director of Kaufman and Broad, Union Bank of California, the Federal Home Loan Board of San Francisco, and Pacificare.  Mr. Rinehart is a graduate of the University of San Francisco and served in the US Army as an officer in the 82nd Airborne Division.

Mr. Rinehart has not been appointed to any committee of the board of directors.  However, he may be appointed to committees of the board of directors in the future, at the option of the board of directors.

Mr. Rinehart has no reportable transactions under Item 404(a) of Regulation S-K.

Item 9.01        Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

99.1         Press Release of the Registrant dated May 25, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.

Date: May 25, 2006	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Registrant dated May 25, 2006.